SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):    August 26, 2002
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                               Hoenig Group Inc.
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            (Exact Name of Registrant as Specified in Its Charter)





Delaware                                 0-19619                 13-3625520
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(State or other jurisdiction     (Commission File Number)     (IRS Employer
of incorporation)                                            Identification No.)

      Reckson Executive Park, 4 International Drive, Rye Brook, NY 10573
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              (Address of principal executive offices) (Zip Code)



Registrants telephone number, including area code:   914-935-9000
                                                     -------------

                                      N/A
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         (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

         On August 26, 2002, Hoenig Group Inc. (the "Company") and Investment Technology Group, Inc. ("ITG") announced that the Company shareholders voted to adopt the Agreement and Plan of Merger, dated as of February 28, 2002, by and among the Company, ITG and Indigo Acquisition Corp, as amended on July 2, 2002 at the special meeting of shareholders held on August 26, 2002, with 75.3% of the shares voting. The results of the vote are as follows: 6,034,464 shares in favor and 1,300 shares against, with 600 shares abstaining. The merger is expected to be completed on or about September 3, 2002, subject to the satisfaction of customary closing conditions.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

       Exhibit 99.1            Press release dated August 26, 2002

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                               Hoenig Group Inc.

                                               By:   /s/ Fredric P. Sapirstein
                                                     --------------------------
                                               Name:  Fredric P. Sapirstein
                                               Title: Chief Executive Officer

Date:    August 27, 2002